                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 10, 1999

                             HOLLYWOOD PARK, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                   0-10619                     95-3667491
(State or Other Jurisdiction      (Commission                 (IRS Employer
     of Incorporation)            File Number)             Identification No.)

330 N. Brand Boulevard, Suite 1110, Glendale, California        91203-2308
       (Address of Principal Executive Offices)                 (Zip Code)

      Registrant's telephone number, including area code:  (818) 662-5900


            1050 South Prairie Avenue, Inglewood, California 90301
                (Former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

     On September 10, 1999, pursuant to an Asset Purchase Agreement (as amended), dated May 5, 1999, Hollywood Park, Inc., a Delaware corporation ("Hollywood Park") and Churchill Downs Incorporated, a Kentucky corporation ("Churchill Downs"), Hollywood Park completed the sales of certain assets, including the Hollywood Park Racetrack and Hollywood Park-Casino on approximately 240 acres of land at the track site in Inglewood, California, to Churchill Downs California Company, a wholly-owned subsidiary of Churchill Downs.

     Under terms of the Asset Purchase Agreement, Churchill Downs California Company paid $117,000,000 in cash for the Hollywood Park Racetrack and all related assets. In addition, Churchill Downs California Company paid $23,000,000 in cash for the Hollywood Park-Casino building (located on the 240 acres sold), which Hollywood Park leased back from Churchill Downs California Company under a 10-year lease agreement (with one 10-year renewal option) for $3,000,000 per annum.

     Churchill Downs has guaranteed all of the obligations of Churchill Downs California Company under the transaction documents.

     On September 10, 1999, Hollywood Park issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     In addition, in connection with the sale of the Hollywood Park Racetrack, Hollywood Park has leased the Hollywood Park-Casino building and related personal property (the personal property of the Hollywood Park-Casino continues to be owned by Hollywood Park) to Century Gaming Management, Inc., a California corporation, for a period of twelve months. The monthly base rent is $500,000, which Hollywood Park has the right to increase as of January 1, 2000, to $600,000.

Item 5.   Other Events.

     In connection with the sale of the Hollywood Park Racetrack, Hollywood Park moved its corporate offices to Glendale, California. The new address of its corporate offices is 330 N. Brand Boulevard, Suite 1110, Glendale, California 91203-2308.

Item 7.   Financial Statements, Pro Forma Information and Exhibits

     (a)  Not Applicable

     (b)  Pro Forma Financial Information

          Introduction to Unaudited Pro Forma Consolidated Financial Statements

          Unaudited Pro Forma Consolidated Balance Sheet as of
             June 30, 1999

          Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998

          Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1999

     (c)  The following are furnished as exhibits to this report:

          10.1 Asset Purchase Agreement, dated May 5, 1999, between Hollywood Park, Inc., and Churchill Downs Incorporated is hereby incorporated by reference to Exhibit 10.41 of Hollywood Park's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

          10.2 Form of Amendment No. 1, dated as of August 31, 1999, to Asset Purchase Agreement between Hollywood Park, Inc. and Churchill Downs Incorporated.*

          10.3 Form of Guaranty issued by Churchill Downs Incorporated in favor of Hollywood Park, Inc.*

          99.1 Press Release issued on September 10, 1999, by Hollywood Park, Inc.*

_______________

* - filed herewith

     Introduction to Unaudited Pro Forma Consolidated Financial Statements Reflecting Dispositions of the Hollywood Park Racetrack and Hollywood
                                  Park-Casino


The following unaudited pro forma consolidated balance sheet was prepared from the unaudited consolidated balance sheet of Hollywood Park, Inc. ("Hollywood Park") as of June 30, 1999.

The following unaudited pro forma consolidated statements of operations were prepared from the audited consolidated statements of operations of Hollywood Park for the year ended December 31, 1998, the unaudited consolidated statements of operations of Hollywood Park for six months ended June 30, 1999, the audited statements of operations of the Hollywood Park Racetrack ("Racetrack") and Hollywood Park-Casino ("Casino") for the year ended December 31, 1998 and the unaudited statements of operations of the Racetrack and Casino for the six months ended June 30, 1999.

It was assumed the disposition of the Racetrack and the Casino occurred on January 1, 1998 for the unaudited pro forma consolidated statements of operations and as of June 30, 1999 for the unaudited pro forma consolidated balance sheet. In accordance with pro forma presentation guidelines, the pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 do not reflect an estimated net gain from these transactions.

The disposition of the Racetrack was accounted for as a sale. The disposition of the Casino was accounted for as a financing transaction and therefore not recognized as a sale for accounting purposes as Hollywood Park will sub-lease the Casino to a third-party operator.

The following unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and assumptions. The unaudited pro forma financial information is presented for illustrative purposes only and is based upon an estimate of the transaction costs, closing reserves and income taxes related to the transactions. Accordingly, the gain on the sale of the Racetrack and the asset impairment write-down of the Casino, after taxes, are estimated and are neither necessarily indicative of the operating results or financial position that would have occurred if the dispositions had been completed in an earlier period, nor necessarily indicative of future operating results or financial position.

These pro forma financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Hollywood Park (see Hollywood Park's Annual Report on Form 10-K for 1998, and Quarterly Report on Form 10-Q, for June 30, 1999).

                              Hollywood Park, Inc.
                   Notes to Unaudited Pro Forma Consolidated
                       Balance Sheet as of June 30, 1999


Assumptions - The dispositions occurred as of June 30, 1999. The disposition of the Racetrack was accounted for as a sale and the disposition of the Casino was accounted for as a financing transaction.

Pro Forma Adjustments - The following adjustments have been made to the unaudited pro forma consolidated balance sheet:

(a) To record the sales proceeds of $117 million for the Racetrack, land and related assets.

(b)  To record the Casino disposition proceeds of $23 million.

(c) To record the sale of the Racetrack, land and related assets, net of accumulated depreciation.

(d) To record an asset impairment write-down of the Casino to estimated fair market value.

(e) To record estimated transaction and other related costs of approximately $10 million.

(f) To record the current and deferred federal and state income taxes payable related to the dispositions.

(g) To record current and long-term debt related to the finance accounting of the Casino.

(h) To record the estimated gain on the sale of the Racetrack, land and related assets and the estimated asset impairment write-down of the Casino building. The following is the preliminary calculation of the estimated impact to the statement of operations resulting from these transactions (in thousands):

                                                               Racetrack       Casino     Cumulative
                                                               ---------       ------     ----------
  Cash proceeds                                                  $117,000   $   23,000     $140,000
  Less:    Estimated transaction and other related costs            8,000        2,000       10,000
           Net book value of the Racetrack and Casino
               assets disposed of                                  45,339       24,569       69,908
           Goodwill, net of accumulated amortization,
               related to the Racetrack and Casino                      0       18,899       18,899
                                                                 --------   ----------    ---------
  Gain (impairment write-down) before income taxes                 63,661      (22,468)      41,193
  Less:    Income taxes                                            23,400        1,600       25,000
                                                                 --------   ----------    ---------
               Gain (impairment write-down)                      $ 40,261    ($ 24,068)    $ 16,193
                                                                 ========   ==========    =========

  The above calculations are preliminary, subject to final determination of the net book value of assets disposed of, income tax consequences and transaction and other costs. Actual accounting adjustments related to the dispositions may differ from the pro forma adjustments.




                                                                  Hollywood Park, Inc.
                                                  Unaudited Pro Forma Consolidated Balance Sheet
                                                                  As of June 30, 1999
                                                                   (in thousands)

                                                                         Hollywood       Pro Forma       Pro Forma
                                                                         Park, Inc.      Adjustments     Consolidated
                                                                         ----------      -----------     ------------
                           Assets
Current Assets:
  Cash and cash equivalents                                             $  127,530         $117,000(a)    $  267,530
                                                                                             23,000(b)
  Restricted cash                                                           17,964                0           17,964
  Short term investments                                                    16,143                0           16,143
  Other receivables, net                                                    15,805                0           15,805
  Prepaid expenses and other assets                                         20,979                0           20,979
  Deferred tax assets                                                       18,266                0           18,266
  Current portion of notes receivable                                        2,320                0            2,320
                                                                        ----------       ----------       ----------
     Total current assets                                                  219,007          140,000          359,007

Notes receivable                                                            12,987                            12,987
Property, plant and equipment, net                                         597,553          (45,339)(c)      550,645
                                                                                             (1,569)(d)
Goodwill, net                                                               95,585          (18,899)(d)       76,686
Gaming license, Casino Magic Bossier City, net                              35,645                0           35,645
Concession agreement, Casino Magic Argentina, net                            7,117                0            7,117
Debt issuance costs, net                                                    25,300                0           25,300
Other assets                                                                15,682                0           15,682
                                                                        ----------       ----------       ----------
                                                                        $1,008,876         $ 74,193       $1,083,069
                                                                        ==========       ==========       ==========
====================================================================================================================
               Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable                                                      $   15,466       $        0       $   15,466
  Accrued interest                                                          25,755                0           25,755
  Other accrued liabilities                                                 52,853           10,000(e)        64,453
                                                                                              1,600(f)
  Accrued compensation                                                      20,194                0           20,194
  Gaming liabilities                                                         8,998                0            8,998
  Racing liabilities                                                        17,045                0           17,045
  Current portion of notes payable                                           8,312            1,816(g)        10,128
                                                                        ----------       ----------       ----------
      Total current liabilities                                            148,623           13,416          162,039

  Notes payable, less current maturities                                   603,702           21,184(g)       624,886
  Deferred tax liabilities                                                   1,565           23,400(f)        24,965
  Other liabilities                                                          3,649                0            3,649
                                                                        ----------       ----------       ----------
      Total liabilities                                                    757,539           58,000          815,539

  Minority interests                                                         3,933                0            3,933

  Stockholders' Equity:
    Capital stock --
     Preferred - $1.00 par value, authorized 250,000 shares;
        none issued and outstanding in 1999 and 1998                             0                0                0
     Common - $0.10 par value, authorized 40,000,000 Shares;
      25,970,358 and 25,800,069 shares issued and outstanding                2,597                0            2,597
      in 1999 and 1998
  Capital in excess of par value                                           220,651                0          220,651
  Retained earnings                                                         24,182           16,193(h)        40,375
  Accumulated other comprehensive loss                                         (26)               0              (26)
                                                                        ----------       ----------       ----------
      Total stockholders' equity                                           247,404           16,193          263,597
                                                                        ----------       ----------       ----------
                                                                        $1,008,876       $   74,193       $1,083,069
                                                                        ==========       ==========       ==========
-------
See accompanying notes to the unaudited pro forma consolidated balance sheet.

                                       6

                              Hollywood Park, Inc.
                   Notes to Unaudited Pro Forma Consolidated
                            Statements of Operations


Assumptions - The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998, and the six months ended June 30, 1999, are presented as if the dispositions had taken place on January 1, 1998. The results of operations of the Racetrack and Casino have been eliminated from the Hollywood Park historical results of operations, so that only the continuing Hollywood Park operations are reflected.

In accordance with pro forma presentation guidelines, the pro forma statements of operations do not reflect an estimated gain or impairment write-down from these transactions or any income generated during the periods shown from the proceeds received. A reduction of debt, investments in other assets including short-term investment securities or an investment in other casino operations may have resulted which has not been reflected in these pro forma statements of operations.

Pro Forma Adjustments - The following adjustments have been made to the unaudited pro forma consolidated statements of operations:

(a) To eliminate the historical results of operations of the Racetrack and Casino.

(b) To record Casino rental income to be received by Hollywood Park, Inc. In connection with the financing transactions of the Casino, the Company entered into a one year lease agreement with an unaffiliated third party to operate the Casino. Rent will be received by Hollywood Park in the amount of $500,000 per month. [Hollywood Park has the option to increase the rent to $600,000 per month as of January 1, 2000 for the remainder of the lease.]

(c)  To record estimated operating expenses related to the Casino.

(d) To record estimated depreciation expense for the Casino and related assets associated with the financing, as well as depreciation expense for Hollywood Park assets sold which are not reflected in the historical results of operations of the Racetrack and Casino.

(e) To record interest expense for the amortization of the lease financing debt associated with the Casino.

(f) To record the federal and state income tax effect of pro forma adjustments at the Company's effective 40% tax rate.

                             Hollywood Park, Inc.
           Unaudited Pro Forma Consolidated Statements of Operations
                     For the Year Ended December 31, 1998
                     (in thousands, except per share data)


                                                                   Less:
                                                                Hollywood Park
                                                Hollywood         Race Track     Pro Forma       Pro Forma
                                                Park, Inc.      and Casino (a)  Adjustments     Consolidated
                                                ----------      --------------  -----------     ------------

Revenues:
  Gaming                                         $293,057          $46,255              $0           $246,802
  Racing                                           66,871           51,934               0             14,937
  Food and beverage                                30,510           11,110               0             19,400
  Hotel and recreational vehicle park               3,076                0               0              3,076
  Truck stop and service station                   14,499                0               0             14,499
  Other income                                     18,954            5,452           6,000(b)          19,502
                                                ---------        ---------       ---------         ----------
                                                  426,967          114,751           6,000            318,216
                                                ---------        ---------       ---------         ----------
Expenses:
  Gaming                                          161,549           27,167               0            134,382
  Racing                                           29,316           22,650               0              6,666
  Food and beverage                                38,860           15,722               0             23,138
  Hotel and recreational vehicle park               1,213                0               0              1,213
  Truck stop and service station                   13,279                0               0             13,279
  General and administrative                       95,491           27,784               0             67,707
  Other                                             7,995            2,026             200(c)           6,169
  Depreciation and amortization                    32,121            8,411           3,269(d)          26,979
  Loss on write-off of assets                       2,221                0               0              2,221
  REIT restructuring                                  419                0               0                419
                                                ---------        ---------       ---------         ----------
                                                  382,464          103,760           3,469            282,173
                                                ---------        ---------       ---------         ----------
Operating income                                   44,503           10,991           2,531             36,043
  Interest expense, net                            22,518                0           1,184(e)          23,702
                                                ---------        ---------       ---------         ----------
Income before minority interests and
  income taxes                                     21,985           10,991           1,347             12,341
                                                ---------        ---------       ---------         ----------
  Minority interests                                  374                0               0                374
  Income tax expense                                8,442            4,221             539(f)           4,760
                                                ---------        ---------       ---------         ----------
Net income                                        $13,169           $6,770            $808             $7,207
                                                =========        =========       =========         ==========


=============================================================================================================
Per common share:
  Net income  - basic                               $0.50                                               $0.28
  Net income  - diluted                             $0.50                                               $0.28

Number of shares - basic                           26,115                                              26,115
Number of shares - diluted                         26,115                                              26,115


-------
See accompanying notes to the unaudited pro forma consolidated statements of operations

                             Hollywood Park, Inc.
           Unaudited Pro Forma Consolidated Statements of Operations
                    For the Six Months Ended June 30, 1999
                     (in thousands, except per share data)

                                                                    Less:
                                                                 Hollywood Park
                                                 Hollywood         Race Track     Pro Forma       Pro Forma
                                                 Park, Inc.      and Casino (a)  Adjustments     Consolidated
                                                 ---------       --------------  -----------     ------------
Revenues:
  Gaming                                          $285,305          $24,254               $0           $261,051
  Racing                                            38,741           29,739                0              9,002
  Food and beverage                                 21,701            5,785                0             15,916
  Hotel and recreational vehicle park                5,700                0                0              5,700
  Truck stop and service station                     7,534                0                0              7,534
  Other income                                      12,546            3,449            3,000(b)          12,097
                                                 ---------        ---------        ---------          ---------
                                                   371,527           63,227            3,000            311,300
                                                 ---------        ---------        ---------          ---------
Expenses:
  Gaming                                           156,499           13,050                0            143,449
  Racing                                            15,378           11,586                0              3,792
  Food and beverage                                 25,763            7,932                0             17,831
  Hotel and recreational vehicle park                2,866                0                0              2,866
  Truck stop and service station                     6,900                0                0              6,900
  General and administrative                        73,112           13,621                0             59,491
  Other                                              7,277            1,150              100(c)           6,227
  Depreciation and amortization                     27,202            4,292            1,633(d)          24,543
  Indiana pre-opening                                1,509                0                0              1,509
                                                 ---------        ---------        ---------          ---------
                                                   316,506           51,631            1,733            266,608
                                                 ---------        ---------        ---------          ---------
Operating income                                    55,021           11,596            1,267             44,692
  Interest expense, net                             30,053                0              545(e)          30,598
                                                 ---------        ---------        ---------          ---------
Income before minority interests and
   income taxes                                     24,968           11,596              722             14,094
                                                 ---------        ---------        ---------          ---------
  Minority interests                                 1,137                0                0              1,137
  Income tax expense                                 9,987            4,638              289(f)           5,638
                                                 ---------        ---------        ---------          ---------
Net income                                         $13,844           $6,958             $433             $7,319
                                                 =========        =========        =========          =========

================================================================================================================


Per common share:
  Net income  - basic                                $0.54                                                $0.28
  Net income  - diluted                              $0.54                                                $0.28

Number of shares - basic                            25,836                                               25,836
Number of shares - diluted                          25,836                                               25,836

-----
See accompanying notes to the unaudited pro forma consolidated statements of operations

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HOLLYWOOD PARK, INC.



Date:  September 27, 1999              By: /s/ Bruce C. Hinckley
                                           -------------------------------
                                           Bruce C. Hinckley
                                           Vice President, Treasurer and
                                           Chief Financial Officer

                                 Exhibit Index
                                 -------------

Exhibit        Description
-------        -----------

10.1 Asset Purchase Agreement, dated May 5, 1999, between Hollywood Park, Inc., and Churchill Downs Incorporated is hereby incorporated by reference to Exhibit 10.41 of Hollywood Park's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

10.2 Form of Amendment No. 1, dated as of August 31, 1999, to Asset Purchase Agreement between Hollywood Park, Inc. and Churchill Downs Incorporated.*

10.3 Form of Guaranty issued by Churchill Downs Incorporated in favor of Hollywood Park, Inc.*

99.1           Press Release dated September 10, 1999, by Hollywood Park, Inc.*

_______________

* - filed herewith